UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 3, 2004


                                   GEXA CORP.
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             (Exact name of registrant as specified in its charter)


           Texas                       0-16179                  76-0670175
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(State or other jurisdiction         (Commission               (IRS Employer
       of incorporation)             File Number)            Identification No.)


20 Greenway Plaza, Suite 600, Houston, Texas                        77046
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (713) 470-0400


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

     On November 30, 2004, Gexa Corp. (the "Company") entered into a settlement agreement with Cappello Capital Corp. ("Cappello") regarding the disputed investment banker fees which formed the basis of the lawsuit captioned Cappello Capital Corp. vs. Gexa Corp., et al., which was originally filed in the Los Angeles Superior Court-West District on August 2, 2004. The complaint alleged investment banker fees were owed to Cappello Capital Corp. in connection with the Company's credit facility with Highbridge/Zwirn Special Opportunities Fund, L.P.

     The Company agreed to pay the disputed investment banker fees as follows(i) pay Cappello $275,000 via wire transfer by December 1, 2004; (ii) issue to Cappello warrants dated November 1, 2004, to purchase 400,000 share of Company common stock (the "Common Stock") at a purchase price of $4.50 per share (the "Warrants"), and (iii) issue to Cappello an interest free promissory note in the original principal amount of $500,000 (the "Note"). In exchange for the above, Cappello agreed to dismiss the lawsuit, without prejudice, pending the payment in full of the Note as discussed below.

     The Warrants expire on November 1, 2009, permit a cashless exercise and contain weighted-average anti-dilution protection in favor of Cappello that is triggered in the event the Company issues Common Stock, or rights, options or warrants to purchase Common Stock, or securities convertible or exchangeable into Common Stock at a price per share less than $4.50. The Company also granted the holder of the Warrants certain piggyback registration rights, which require the Company to promptly notify the holder of the Warrants of any proposed filing of certain registration statements under the Securities Act of 1933, including underwritten offerings, before such filing is to be made. In the case of an underwritten offering, the Company must also cause the holder's securities to be included in the registration statement unless the offering becomes too large (as determined by the underwriter) to accommodate the securities of the holder, in which case the accounts of all persons with shares to be included in the offering may be reduced pro rata. The issuance of the Warrants was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as it did not involve a public offering. The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement dated as of November 1, 2004, between Gexa Corp. and Cappello Capital Corp., which is attached as Exhibit 4.1 hereto, and is incorporated herein by reference.

     The Note is payable in ten equal monthly installments of $50,000, with the first installment due on January 3, 2005 and the final installment due on October 1, 2005. In the event the Company fails to cure any payment default under the Note, Cappello may immediately accelerate the amounts due under the Note, and may also reinstitute an action in the Los Angeles Superior Court for the full amount of the claims settled, reduced by payments actually received by Cappello. Upon payment in full of the Note, Cappello has agreed to dismiss, with prejudice, the lawsuit and all claims thereunder, and the parties will have released all claims against each other. The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

     None

(b)  Pro forma financial information.

     None

(c)  Exhibits.

     4.1 Warrant Agreement dated as of November 1, 2004, between Gexa Corp. and Cappello Capital Corp.

     10.1 Promissory Note dated November 29, 2004, made by Gexa Corp. and payable to Cappello Capital Corp., in the original principal amount of $500,000.


                            [Signature page follows]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     GEXA CORP.

Date December 3, 2004
                                                     By: /s/ David K. Holeman
                                                         -----------------------
                                                         David K. Holeman
                                                         Chief Financial Officer